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                                                                    EXHIBIT 10.3

                                THE GEON COMPANY

                                   SECTION 415

                            BENEFIT RESTORATION PLAN
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                                TABLE OF CONTENTS

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SECTION                                                                    PAGE

I         DEFINITIONS                                                        2

II        ELIGIBILITY TO PARTICIPATE                                         6

III       BENEFIT RESTORATION UNDER THE PENSION PLAN                         7

IV        BENEFIT RESTORATION UNDER THE SAVINGS PLAN;
          NONDUPLICATION                                                     8

V         PAYMENT OF BENEFITS                                               10

VI        LIMITATIONS ON BOTH PENSION AND SAVINGS PLANS                     11

VII       MISCELLANEOUS                                                     12

VIII      EFFECTIVE DATE                                                    17
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                                    PREAMBLE

The purpose of this Plan is to insure that the benefits which would be received by employees participating in the Savings Plan and Pension Plan of the Company,
under the terms of the relevant plans, are not limited solely by the application of Section 415 of the Code. This Plan should be read and construed so as to accomplish the foregoing objective. This Plan is intended to be an "excess benefit plan" as that term is defined in Section 3(36) of the Employee
Retirement Income Security Act of 1974, as amended.
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                                    SECTION I

                                   DEFINITIONS

1.1 Affiliate means any corporation, partnership or other organization which, during any period of employment of a Participant, was at least
         50% controlled by the Company or an affiliate of the Company.

1.2 Annual Addition means, with respect to the Savings Plan, the sum of employer contributions, employee contributions and forfeitures, as defined in Section 415(c)(2) of the Code, including the exceptions described in such Section .

1.3 Committee means the Compensation Committee of the Board of Directors of the Company, or any person or entity to whom the Compensation Committee of the Board of Directors of the Company has delegated any authority or responsibility under the Plan.

1.4      Code means the Internal Revenue Code of 1986, as amended.

1.5      Company means The Geon Company.

1.6 Participant means any employee or former employee who is receiving any of the benefits provided by this Plan.


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1.7      Plan means The Geon Company Section 415 Benefit Restoration Plan.

1.8 Plan Account means a book reserve account maintained under the Plan on behalf of a Participant, to which the amounts to which such Participant is entitled under Articles 4.1 and 4.2 are credited.

1.9      Pension Plan means The Geon Pension Plan.

1.10 Basic Pension Plan Benefit means the pension benefit payable from the Pension Plan to a Participant, computed without regard to the benefit limitations imposed on the Plan by Section 415 of the Code.

1.11     Pension Plan Benefit means the pension benefit payable from the Pension
         Plan to a Participant, taking into account and including the limitations contained in Section 415 of the Code.

1.12     Savings Plan means The Geon Retirement Savings Plan.

1.13 Basic Savings Plan Match means the amount of Company matching contributions which would be credited to the Participant under the Savings Plan without regard to the limitations imposed on the Savings
         Plan by Section 415 of the Code, and assuming that

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         contributions (as a percentage) of Earnings by the Participant under the Savings Plan on the date during a Plan Year on which the
         Participant's Annual Additions under the Savings Plan is first limited by Section 415 of the Code had continued at the same percentage rate until the earlier of the last day of such Plan Year or the termination of the Participant's employment.

1.14     Basic Savings Plan Success Sharing Contribution means the amount of
         Company contribution that would be credited to the Participant pursuant to Section 4.2(d) of the Savings Plan without regard to the limitations imposed on the Savings Plan by Section 415 of the Code.

1.15 Savings Plan Match means the amount of Company matching contributions actually credited to the Participant under the Savings Plan for the Plan Year.

1.16 Savings Plan Success Sharing Contribution means the amount of Company contributions actually credited to the Participant for the Plan Year pursuant to Section 4.2(d) of the Savings Plan.

1.17 Supplemental Restoration Benefit means an amount which is determined by subtracting the Participant's Pension Plan Benefit from the Participant's Basic Pension Plan Benefit.

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1.18     Valuation Date means the last day on which the New York Stock Exchange is open for trading occurring in the calendar month immediately preceding the calendar month in which the Participant's employment covered under the Plan terminates.

1.19 Words and phrases used herein with initial capital letters which are defined in the Savings Plan or the Pension Plan shall have the definitions given to them in such Plans.


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                                   SECTION II
                           ELIGIBILITY TO PARTICIPATE

2.1 All participants in the Pension Plan shall participate in this Plan whenever their Basic Pension Plan Benefit exceeds the amount of their Pension Plan Benefit. All participants in the Savings Plan shall be eligible to participate in this Plan whenever any part of their Annual
         Addition under the Savings Plan would be unavailable due solely to the limitations imposed by Section 415 of the Code.


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                                   SECTION III
                   BENEFIT RESTORATION UNDER THE PENSION PLAN

3.1 The Company shall pay to each Participant in the Pension Plan who is participating in this Plan a Supplemental Restoration Benefit. Such
         Supplemental Restoration Benefit shall be paid in accordance with
         Article 5.1.


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                                   SECTION IV
                   BENEFIT RESTORATION UNDER THE SAVINGS PLAN

4.1 The Company shall maintain a Plan Account for each employee whose Annual Additions to the Savings Plan have been (or would have been, but for the application of Sections 401(k) and 401(m) of the Code) restricted solely by the limitations of Section 415 of the Code. With respect to a Participant in the Savings Plan who is restricted by the limitations imposed by Section 415 of the Code, the Company shall credit the Plan Account of such a Participant for a Plan Year with the difference between the Basic Savings Plan Match and the Savings Plan
         Match (if any) and the difference between the Basic Savings Plan
         Success Sharing Contribution and the Savings Plan Success Sharing
         Contribution. Notwithstanding the foregoing or any other provision of the Plan, the Company may elect to pay or cause to be paid to an employee or former employee in cash all or any portion of any amount that is to be credited to his or her Plan Account pursuant to the immediately preceding sentence, in which case such amount, to the extent of such cash payment, shall not be credited to the employee's or former employee's Plan Account pursuant to the immediately preceding sentence. Such cash payment as provided in the immediately preceding sentence shall be made not later than twelve months following the date on which the restricted portion of the Basic Savings Plan Match and/or
         Basic Savings Plan Success Sharing Contribution would have been credited to the employee's or former employee's account under the Savings Plan but for the


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         limitations of Section 415 of the Code, and, may, in the Company's
         discretion include an amount in respect of any earnings or gains such restricted portion would have experienced if it had been credited in the Savings Plan.

4.2 The Plan Accounts hereunder (if any) will be credited on a monthly basis with earnings: (1) for periods prior to January 1, 1995, and for periods after February 28, 1997, at a rate equal to the monthly rate of earnings paid under the Fixed Income Fund of the Savings Plan; and (2) for periods after December 31, 1994 but prior to March 1, 1997, at a rate equal to the monthly rate of earnings paid under the Fixed Income
         Fund of the Savings Plan, rounded up to the next whole percent (if applicable), for the last full calendar month of the Plan Year ending most recently prior to the month for which the crediting is being done.
         In the event that the Fixed Income Fund of the Savings Plan no longer exists, the Company shall, in its sole discretion, establish an alternate rate of return for the immediately preceding sentence, which alternate rate of return shall be intended by the Company to provide a rate of return comparable to that of the Fixed Income Fund.


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                                    SECTION V
                               PAYMENT OF BENEFITS

5.1 Pension. The Supplemental Restoration Benefit shall be payable in the same form as elected under the Pension Plan and in accordance with and subject to all of the terms and conditions applicable to the Participant's benefits under the Pension Plan including the actuarial equivalents of, as provided in the Pension Plan, the optional benefits he or she has elected or is deemed to have elected.

5.2 Savings. The Company shall distribute in a lump sum to each Participant in this Plan or his or her designated beneficiary under the Savings
         Plan, upon the termination of employment of such Participant under circumstances entitling him or her or such beneficiary to a distribution of the Participant's interest in the Savings Plan, except as provided below, an amount in cash equal to the value of his or her Plan Account as provided in Section IV herein, which is vested in accordance with the terms of the Savings Plan at the time of termination of employment, valued as of the close of business on the Valuation Date. A Participant of this Plan employed by a Successor
         Company may, subject to Committee approval, be considered to have terminated employment with the Company for purposes of this paragraph
         5.2 only.



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                                   SECTION VI

          LIMITATIONS ON BOTH PENSION AND SAVINGS PLANS; NONDUPLICATION

6.1 Pension and Savings. Where Section 415 of the Code places combined limits on both the Pension Plan and the Savings Plan, the Savings Plan will be the primary qualified plan.

6.2 401(a)(17) Plan. Notwithstanding any other provision herein to the contrary, in no event will benefits under this Plan duplicate any benefits provided for under The Geon Company Section 401(a)(17) Benefit
         Restoration Plan (the "401(a)(17) Plan"), and in the event of any such potential duplication, benefits shall be payable under the 401(a)(17)
         Plan rather than under this Plan.



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                                   SECTION VII

                                  MISCELLANEOUS

7.1 Administration. The Committee shall have full discretionary authority to administer the Plan, determine all questions arising in connection with the Plan, interpret the provisions of the Plan, adopt procedural rules, and employ and rely on such legal counsel, actuaries, accountants and agents as it may deem advisable to assist in the administration of the Plan. Decisions of the Committee shall be conclusive and binding on all persons.

7.2 Termination. This Plan may be terminated at any time by the Board of Directors of the Company, in which event the rights of Participants to their accrued and vested Supplemental Restoration Benefits and to the balances in their Plan Accounts established under this Plan (if any) shall become nonforfeitable. If the Company shall terminate the Pension
         Plan or the Savings Plan, any Supplemental Restoration Benefits or Plan
         Accounts payable to the Participants in accordance with this Plan shall be payable to them in accordance with all of the terms and conditions applicable to employee benefits under the Pension Plan in the event of its termination, and the amounts to the credit of Participants in their Plan Accounts established under this Plan shall be distributed to such Participants in accordance with all of the terms and conditions of the Savings Plan then applicable.


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7.3      No Assignability. The right of an employee or any other person to a benefit payment pursuant to this Plan shall not be assigned, transferred, pledged or encumbered except by will or the laws of descent and distribution.

7.4 Rights. Nothing in this Plan shall be construed as giving any employee the right to be retained in the employ of the Company as an executive or in any other capacity. The Company expressly reserves the right to dismiss any employee at any time without regard to the effect which such dismissal might have upon him or her under the Plan.

7.5 Amendment. This Plan may be amended at any time by the Committee, except that no such amendment shall deprive any Participant of his or her Supplemental Restoration Benefit accrued at the time of such amendment or reduce the amount then credited to his Plan Account established under this Plan (if any).

7.6 Funding. Benefits payable under this Plan shall not be funded and shall be paid out of the general funds of the Company. The Company shall not be required to segregate any assets with respect to this Plan. Nothing contained in this Plan shall create or be construed to create a fiduciary relationship between the Company and any employee, former employee, or any designated beneficiary of any Participant or any other person. Any amounts credited to a Participant under the provisions of this Plan shall continue for all purposes to be part of the general funds of the Company, and no person other than




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         the Company shall by virtue of the provisions of this Plan have any interest in such funds. No person shall have any property interest whatsoever in any specific assets of the Company by reason of the Plan.
         Any right to receive payments pursuant to the Plan shall be no greater than the right of any unsecured creditor of the Company.

7.7 Benefit Claims and Appeal Procedure. The Committee shall have full discretionary authority to make all determinations as to the right of any person to a Supplemental Restoration Benefit. The Committee shall have full discretionary authority to make all determinations as to the right of any person to the amounts described in Articles 4.1 and 4.2.

         Any Participant or beneficiary, or a duly authorized representative thereof whose claim for a benefit made pursuant to the Plan is denied, may request the Committee to review such denial. Such request must be in writing and must be made within 60 days after receipt of the written notice that his or her claim has been denied. Participants or beneficiaries making such requests may review pertinent documents and may submit issues and comments in writing. Upon receipt of the written request, such Committee shall render a decision on the request within 60 days.

         The Committee shall have full discretionary authority to make a determination on any matter relating to the Plan on which it is asked to make a determination pursuant to the



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         foregoing procedures. The decision of such Committee shall be final, shall be provided in writing, and shall include specific reasons for the decision, written in a manner calculated to be understood by the person making the claim and with specific references to the pertinent provisions of the Plan on which the decision is based.

7.8 Continuation of Portion of Goodrich Plan. The Plan shall provide all payments in respect of similar benefits provided for under a similar plan (the "Goodrich Plan") of The B.F. Goodrich Company ("Goodrich") owed after April 29, 1993 to those persons who were last employed by Goodrich in the Geon Vinyl Division, and those employees who were last employed by Goodrich in a department which became a part of the Geon
         Vinyl Division when the Geon Vinyl Division was formed, who were receiving such benefits under the Goodrich Plan as of April 29, 1993 or who would have commenced receiving such benefits under the Goodrich
         Plan on or after April 29, 1993 because of events occurring prior to April 29, 1993, all in accordance with the provisions of the Goodrich
         Plan (as in effect on April 28, 1993 or such prior date(s) as applicable to the time(s) at which such person accrued such benefits), if any. The Plan is a continuation of the Goodrich Plan with respect to those employees of the Company who were Participants in the Goodrich
         Plan immediately prior to April 29, 1993. Whenever in this Plan it is necessary to calculate any compensation or earnings of any such Participant for any period prior to April 29, 1993, or to use any period of service prior to that date for any purpose in the Plan, such Participant's period of service, compensation, and/or earnings

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         taken into account under the Goodrich Plan prior to April 29, 1993 shall be taken into account under the Plan.

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                                  SECTION VIII
                                 EFFECTIVE DATE

8.1 This Plan shall be construed, administered and enforced according to applicable federal law, and to the extent not applicable or preempted thereby, the laws of the State of Delaware.

8.2      This Plan was established and became effective April 29, 1993.

IN WITNESS WHEREOF, the undersigned has executed this document as of April 29, 1993.

                                          THE GEON COMPANY

                                          By:
                                              ----------------------------
                                          Name:
                                          Title: